Exhibit 99.1
Contact: Brian K. Miller
Senior Vice President — CFO
Tyler Technologies, Inc.
(972) 713-3720
bmiller@tylerworks.com
TYLER TECHNOLOGIES ANNOUNCES 2006 GUIDANCE
AND COMPLETION OF ACQUISITIONS
2005 Results Expected at Upper End of Previous Guidance Range
Dallas, January 31, 2006 — Tyler Technologies, Inc. (NYSE: TYL) today announced its guidance for the full year 2006 and updated its outlook on results for the year ended December 31, 2005. The Company also announced the completion of the acquisitions of two software companies that serve schools and public sector pension funds.
Based on preliminary, unaudited results, the Company expects to report revenues and earnings for the year ended December 31, 2005 that are in line with its previous guidance. Revenues for the year are expected to be in the range of $170 million to $171 million, with fully diluted earnings per share (EPS) of $0.18 to $0.19, at the upper end of the previously disclosed range of projected EPS. Free cash flow for 2005 (cash provided by operations of $20 million to $22 million minus capital expenditures of approximately $2.5 million) is expected to be in the range of $18 million to $19 million.
Tyler repurchased a total of 2.5 million shares of its common stock in 2005 at an average cost of $7.20 per share, including approximately 277,000 shares bought back in the fourth quarter.
Tyler Technologies currently expects total revenues for the year 2006 to grow between 12 percent and 15 percent to a range of $191 million to $196 million. Software-related revenues (comprised of software licenses, software services and maintenance) are expected to grow between 13 percent and 17 percent over 2005, while appraisal services revenues are expected to decline slightly from 2005.
Tyler expects diluted earnings per share of approximately $0.29 to $0.32 for 2006, with estimated fully diluted shares of approximately 41 million. These estimates include estimated pretax expense for the year of approximately $1.9 million, or $0.04 per share after taxes, related to stock options and the Company’s employee stock purchase plan. This expense is the result of implementation of FAS 123R, “Share-Based Payment,” effective January 1, 2006. The Company currently estimates that its effective tax rate for 2006 will be approximately 40.8 percent.
Tyler expects that free cash flow for the year 2006 will be between $21 million and $24 million (cash provided by operations of $24 million to $28 million minus capital expenditures of between $3.5 million and $4.0 million.)
“We enter 2006 with a positive outlook, supported by a record high backlog and a competitive position that we believe is stronger than ever,” commented John S. Marr, Jr., Tyler’s President and Chief Executive Officer. “We are confident that solid growth in our core software business will drive significantly improved earnings and cash flow in the coming year. In addition, our reorganized property appraisal business, which will represent less than 9 percent of Tyler’s 2006 revenues, has returned to profitability.”
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Tyler Technologies Announces 2006 Guidance and
Completion of Acquisitions
January 31, 2006

Tyler also announced that it has completed the acquisitions of two companies that provide software products that Tyler does not currently offer — MazikUSA (Mazik) and TACS, Incorporated (TACS). The combined purchase price for the two companies was approximately $14.2 million, comprised of approximately $11.3 million in cash and 325,000 shares of Tyler common stock. The two companies had combined revenues of less than $3 million in 2005.
Mazik, which was formed in 2001, has developed an integrated Student Information System (SIS) to address the complex needs of K-12 schools, including attendance, scheduling and grades. Mazik offers a dynamic, Web-based solution built upon the latest Microsoft® .NET technology. Public schools in the United States are estimated to spend nearly $400 million annually on SIS solutions, in a market that is fragmented and regionally-oriented.
TACS sells pension administration software systems for the public sector. A pioneer in pension fund automation, TACS provides a full suite of pension management and pension self-service applications TACS was founded over 20 years ago and has approximately 100 customers, primarily in New England.
“We are excited about the acquisitions of MazikUSA and TACS, and we believe that their products will be valuable additions to Tyler’s already broad line offering of software and services for local governments,” commented Mr. Marr.
“While we already have a significant and growing presence in schools with our financial systems, we have not previously had a product to address the student information system needs of those customers. We plan to leverage the Mazik products across our considerable resources already serving K-12 schools across the nation to expand our presence in that market. Although Mazik is a young and relatively small organization, we have been very impressed with the products that it has built.”
Mr. Marr continued, “The addition of TACS also provides us with a new product for a segment of local government operations that Tyler has not previously served — pension administration. With Tyler’s extensive sales and deployment resources, we expect to greatly expand the presence of the TACS software into new geographies and larger customers.”
The financial guidance for 2006 discussed above includes the estimated effect of the two acquisitions. However, those estimates are based on a number of preliminary assumptions, including those related to the application of purchase accounting, and are subject to revision.
Tyler Technologies will host a conference call at 4:30 p.m. Eastern time on January 31 to discuss the information contained in this press release. To participate in the teleconference, please dial into the call a few minutes before the start time: (800) 932-6407 for U.S. dialers and (706) 679-3884 for international dialers. Please refer to confirmation code 4783596. The live webcast of the call can be accessed through the Investor Relations section of the Company’s Web site at www.tylerworks.com. A replay will also be available on Tyler’s Web site following the conference call, or by dialing (800) 647-1687 for U.S. dialers and (706) 645-9291 for international dialers.
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Tyler Technologies Announces 2006 Guidance and
Completion of Acquisitions
January 31, 2006

Based in Dallas, Tyler Technologies is a leading provider of end-to-end information management solutions and services to local governments. Tyler partners with clients to make local government more accessible to the public, more responsive to needs of citizens, and more efficient. Tyler’s client base includes nearly 6,000 local government offices throughout all 50 states, Canada, Puerto Rico and the United Kingdom. Tyler was named one of the “200 Best Small Companies” in America by Forbes Magazine in November 2004. More information about Tyler Technologies can be found at www.tylerworks.com.
Tyler Technologies, Inc. has included in this press release “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations. Tyler Technologies expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any change in its expectations. These expectations and the related statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, changes in competition, changes in general economic conditions, changes in the budgets and regulatory environments of the Company’s customers, risks associated with the development of new products and the enhancement of existing products, the ability to attract and retain qualified personnel, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.
Non-GAAP Measures:
This press release discloses certain financial measures such as free cash flow. These financial measures are not prepared in accordance with generally accepted accounting principles and are, therefore, considered non-GAAP financial measures. The non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. We believe the presentation of these non-GAAP financial measures provides useful information to users of our financial statements and is helpful to fully understand our past financial performance and prospects for the future. We believe these measures are widely used by investors, analysts, and other users of our financial statements to analyze operating performance and to compare our results to those of other companies, and that they provide a more complete understanding of our underlying operational results and trends, as well as our marketplace performance and our ability to generate cash. In addition, we internally monitor and review these non-GAAP financial measures on a consolidated basis as some of the primary indicators management uses to evaluate Company performance and for planning and forecasting future periods. Management believes that free cash flow provides meaningful supplemental information to the investor to fully assess the financial performance, trends and future prospects of Tyler’s core operations.
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